As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-121279

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0145649
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Origen Financial, Inc.
2003 Equity Incentive Plan
(Full title of the Plan)

Ronald A. Klein, Chief Executive Officer
Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
with copies to:
Matthew Murphy, Esq.
Kristin Horton, Esq.
Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
(248) 351-3000
(248) 351-3082 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     Origen Financial, Inc., a Delaware corporation (the “Registrant”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and the Commission declared effective, a registration statement on Form S-8 on December 15, 2004, Registration No. 333-121279 (the “Registration Statement”).
     This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the Registration Statement, and deregister the shares of the Registrant’s common stock that were registered under the Registration Statement, which remain unsold as of the date hereof. No shares of common stock remain available for sale pursuant to the Registration Statement. The Registration Statement is hereby amended to reflect the deregistration of all such securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Origen Financial, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 30th day of December, 2008.

ORIGEN FINANCIAL, INC. (registrant)
By:	/s/ Ronald A. Klein
Ronald A. Klein, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Klein Ronald A. Klein	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2008
/s/ W. Anderson Geater, Jr. W. Anderson Geater, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2008
/s/ Paul A. Halpern Paul A. Halpern	Director	December 30, 2008
/s/ Gary A. Shiffman Gary A. Shiffman	Director	December 30, 2008
/s/ Richard Rogel Richard Rogel	Director	December 30, 2008
/s/ Robert S. Sher Robert S. Sher	Director	December 30, 2008
/s/ Michael J. Wechsler Michael J. Wechsler	Director	December 30, 2008
/s/ Jonathan S. Aaron Jonathan S. Aaron	Director	December 30, 2008